                              Lyle B. Stewart, Esq.
                                 General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                           Greenwood Village, CO 80111
                                 (303) 267-0920
                               (303) 267-0922 Fax

United States Securities and Exchange                   March 27, 2001
Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Dear Madams and Sirs:

On behalf  of Medix  Resources,  Inc.  (the  "Company"),  and  pursuant  to Rule
101(a)(2)(i) of Regulation S-T, filed herewith is a Post-Effective  Amendment to its Registration  Statement (Reg. No.  333-85483),  which registered  11,098,000 shares of its common stock to be sold by selling shareholders.

The original Registration  Statement was filed on Form S-2, however,  since that filing,  the Company's common stock was listed for trading on the American Stock
Exchange,  which now permits  the Company to use a Form S-3  pursuant to General
Instructions I.B. 3. Therefore,  this Post-Effective  Amendment formally changes the Form on which this Registration Statement is being filed to a Form S-3.

If you have any questions  about this filing,  please contact the undersigned at the telephone or fax numbers indicated above.

Very truly yours

/s/Lyle B. Stewart

     As filed with the Securities and Exchange Commission on March 27, 2001
                           Registration No. 333-85483

 ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM S-3/A
                        FORM S-3 POST-EFFECTIVE AMENDMENT
                                       to
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                       ---
                              MEDIX RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                   Colorado                                     84-1123311
        (State or Other Jurisdiction of                      (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)
--------------------------------------------------------------------------------

                         305 Madison Avenue, 20th floor
                            New York, New York 10165
                                 (212) 697-2509
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              Lyle B. Stewart, Esq.
                               3751 S. Quebec St.
                                Denver, CO 80237
                                 (303) 267-0920
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                -----------------

     Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box: |X|

     If the  registrant  elects to deliver its latest  annual report to security holders, or a complete and legible facsimile thereof,  pursuant to item 11(a)(1)
of this Form, check the following box:

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier effective registration statement for the same offering:

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering:

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                           -------------------------

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933 or  until  this  Registration  Statement  shall  become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                                 March 27, 2001
PROSPECTUS

                              MEDIX RESOURCES, INC.

                        11,098,000 Shares of Common Stock

   The shareholders of Medix Resources,  Inc. named herein will have the right to offer and sell up to an aggregate of 11,098,000  shares of our common stock under this Prospectus.

   Medix will not receive  directly any of the proceeds from the sale of these shares by the selling shareholders.  However,  Medix will receive the proceeds from the  exercise of any  warrants or options to obtain the shares to be sold
hereunder.   Medix will pay the expenses of registration of these shares.

    The  common  stock is  traded on the  American  Stock  Exchange  under the symbol  "MXR".  On March 19, 2001,  the closing  price of the common stock was reported as $0.65.

   The  securities  offered  hereby  involve a high degree of risk.  See "RISK
FACTORS"  beginning on page 3 for certain  risks that should be  considered by prospective purchasers of the securities offered hereby.

    Neither the  Securities and Exchange  Commission nor any state  securities commission  has approved or  disapproved  of the  securities  or determined if this prospectus is truthful or complete.  Any  representation  to the contrary is a criminal offense.

                  The date of this Prospectus is April __, 2001

         No dealer,  salesman or other person has been  authorized to give any information or to make any  representation not contained in or incorporated by reference  in this  Prospectus  and,  if given or made,  such  information  or representation  must not be relied upon as having been  authorized  by us, the
selling   shareholders   or  any  other  person.   This  Prospectus  does  not
constitute  an offer to sell or a  solicitation  of an offer to buy any of the securities  offered  hereby in any  jurisdiction  to any  person to whom it is unlawful to make such an offer in such  jurisdiction.  Neither the delivery of this Prospectus nor any sale made hereunder  shall,  under any  circumstances, create any implication  that the information  herein is correct as of any time subsequent  to the date hereof or that there has been no change in our affairs since such date.

                               ------------------

                                TABLE OF CONTENTS
                               ------------------

FORWARD-LOOKING STATEMENTS

RISK  FACTORS

THE COMPANY

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                           FORWARD-LOOKING STATEMENTS

   This  Prospectus  and the  documents  incorporated  by reference  into this
Prospectus contain forward-looking statements,  which mean that they relate to events  or  transactions  that  have not yet  occurred,  our  expectations  or estimates for Medix's  future  operations,  our growth  strategies or business plans or other  facts  that  have not yet  occurred.  Such  statements  can be identified by the use of  forward-looking  terminology such as "might," "may,"
"will," "could," "expect,"  "anticipate,"  "estimate," "likely," "believe," or
"continue" or the negative thereof or other  variations  thereon or comparable terminology.  The  following  risk factors  contain  discussions  of important
factors  that  should  be  considered  by  prospective   investors  for  their
potential  impact on  forward-looking  statements  included in this Prospectus and in the documents  incorporated  by reference into this  Prospectus.  These
important   factors,   among  others,  may  cause  actual  results  to  differ
materially  and  adversely  from  the  results  expressed  or  implied  by the forward-looking statements.

                                  RISK FACTORS

   An investment in our common stock:
o     has a high degree of risk;
o     is highly speculative;
o     should only be considered by those persons or entities who can afford to loose their entire investment.

   In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following risk factors are presented does not indicate the relative magnitude of the risks described.

Our  Continuing  Losses;  Going  Concern  Exception;  Our Need for  Additional
Financing

   We reported net losses of  ($5,415,000),  ($4,847,000) and ($5,422,000) for the years ended  December 31,  2000,  December 31, 1999 and December 27, 1998,
respectively.  At  December  31,  2000,  we  had  an  accumulated  deficit  of
($23,423,000).  Our  independent  accountants  have included a "going concern"
exception  in their audit  report on our audited  2000  financial  statements.
See our Form 10-KSB for the fiscal year ended December 31, 2000.

   We expect to continue to experience  loses, in the near term, as we attempt to develop  our  Cymedix(R)software  products.  The current  operation  of our business and our ability to continue to develop our Cymedix software  products will depend upon our ability to obtain  additional  financing.  Currently,  we are not  receiving  any  significant  revenues  from the  sale of our  Cymedix software  products.  We are  attempting to meet our current cash flow needs by raising  capital  in the  private  debt and equity  markets  and  through  the exercise of currently outstanding  warrants.  The development and marketing of the Cymedix software products require substantial capital  investments.  There can  be no  assurance  that  additional  investments  or  financings  will  be available  to us as needed to support  the  development  of Cymedix  products.
Failure  to  obtain  such  capital  on a timely  basis  could  result  in lost business  opportunities,  the sale of the  Cymedix  business  at a  distressed price or the financial failure of our company.

Risk of Development Stage Company

   Since the sale of our remaining  temporary staffing business in early 2000,
we  principally   develop  software  for  Internet-based   communications  and
information   management   for   medical   service   providers,   through  our
wholly-owned  subsidiary,  Cymedix Lynx  Corporation.  Our  software  products
are  currently  being  tested  by  several  different  healthcare   providers.
However,  our Cymedix software  business has not yet generated any significant revenues.

         Our company,  through its subsidiary  Cymedix Lynx  Corporation,  has only  recently  begun  its  medical  software  line of  business  through  the acquisition  of a development  stage medical  software  business in 1998.  Our company  has little  experience  in  marketing  software  products,  providing software  support  services,  evaluating  demand  for  products,  financing  a
software   business  and  dealing  with  government   regulation  of  software
products.   While  we  have  recently  put  together  a  team  of  experienced executives,  they have come from  different  backgrounds  and may require some time to develop an efficient  operating  structure and  corporate  culture for our  company.  We  believe  our  structure  of  multiple  offices  serves  our customers  well,  but it does present an additional  challenge in building our corporate culture and operating structure.

   Our  products  are still in the  development  stage and have not yet proven their  effectiveness  or  their  marketability.  As a  developer  of  software products,  we will be required to  anticipate  and adapt to evolving  industry standards  and new  technological  developments.  The market for our  software products is  characterized  by continued and rapid  technological  advances in both hardware and software  development,  requiring  ongoing  expenditures for research  and  development,  and  timely  introduction  of  new  products  and enhancements to existing  products.  The establishment of standards is largely a function  of user  acceptance.  Therefore,  such  standards  are  subject to change.  Our future  success,  if any, will depend in part upon our ability to enhance existing products,  to respond effectively to technology changes,  and to introduce new products and  technologies  to meet the evolving needs of our clients in the healthcare  information  systems  market.  The  introduction of software  products  in that  market  has been slow due to the large  number of small  practitioners who are resistant to change and the costs associated with change,  particularly  in a period of rising  pressure to reduce  costs in the
market.   We  are  currently   devoting   significant   resources  toward  the
development of products.  There can be no assurance that we will  successfully complete the  development  of these  products in a timely  fashion or that our
current  or  future   products  will  satisfy  the  needs  of  the  healthcare
information systems market.  Further,  there can be no assurance that products or technologies  developed by others will not adversely affect our competitive position or render our products or technologies noncompetitive or obsolete.

Product Liability Risks

   Certain  of our  products  provide  applications  that  relate  to  patient medical  histories  and  treatment  plans.  Any  failure  by our  products  to provide  accurate,  secure  and  timely  information  could  result in product liability  claims  against us by our clients or their  affiliates or patients.
We maintain  insurance that we believes is adequate to protect  against claims associated  with the use of our products,  but there can be no assurance  that our insurance  coverage would  adequately cover any claim asserted against us.
A successful  claim  brought  against us in excess of our  insurance  coverage could have a material  adverse effect on our results of operations,  financial
condition  or  business.   Even  unsuccessful   claims  could  result  in  the
expenditure  of funds in litigation,  as well as diversion of management  time and resources.

There is Great Uncertainty in the Healthcare Industry

    The healthcare and medical services  industry in the United States is in a period  of rapid  change  and  uncertainty.  Governmental  programs  have been proposed,  and some adopted,  from time to time, to reform various  aspects of
the  U.S.   healthcare   delivery  system.  Some  of  these  programs  contain
proposals   to  increase   government   involvement   in   healthcare,   lower
reimbursement  rates and otherwise  change the operating  environment  for our customers.  Particularly,  the Health Insurance Portability and Accountability
Act of 1996, and the regulations that are being  promulgated  thereunder,  are
causing  the   healthcare   industry  to  change  its   procedures  and  incur
substantial  cost in doing so.  We  cannot  predict  with any  certainty  what impact,  if  any,  these  and  future  healthcare  reforms  might  have on our business.

Risks of Infringement of Proprietary Technology

    Our wholly-owned  subsidiary,  Cymedix Lynx Corporation,  has been granted certain  patent rights,  trademarks  and  copyrights  relating to its software business.  These patents and  copyrights  have been assigned by our subsidiary to the parent  company,  Medix.  The patent and  intellectual  property  legal issues for software programs,  such as the Cymedix(R)products,  are complex and currently  evolving.  Since patent  applications  are secret until patents are issued, in the United States, or published,  in other countries,  we cannot be sure  that we are the  first  to file any  patent  application.  In  addition, there can be no  assurance  that  competitors,  many of which have far greater resources  than we do,  will  not  apply  for and  obtain  patents  that  will interfere  with our  ability to develop or market  product  ideas that we have originated.  Further,  the laws of certain  foreign  countries  do not provide the  protection  to  intellectual  property  that is  provided  in the  United
States, and may limit our ability to market its products  overseas.  We cannot give any assurance  that the scope of the rights that we have been granted are broad enough to fully protect our Cymedix software from infringement.

    Litigation  or  regulatory  proceedings  may be  necessary  to protect our intellectual  property rights,  such as the scope of our patent.  In fact, the
computer   software  industry  in  general  is  characterized  by  substantial litigation.  Such  litigation  and regulatory  proceedings  are very expensive and could be a significant  drain on our resources and divert  resources  from product  development.  There is no assurance  that we will have the  financial resources  to defend our patent  rights or other  intellectual  property  from infringement or claims of invalidity.

    We also rely upon unpatented  proprietary  technology and no assurance can be given that others will not independently develop  substantially  equivalent proprietary  information  and  techniques  or  otherwise  gain  access  to  or disclose our proprietary  technology or that we can  meaningfully  protect our rights  in  such  unpatented  proprietary  technology.  We will  use our  best efforts to protect such information and techniques,  however, no assurance can be given that such  efforts  will be  successful.  The  failure to protect our intellectual  property  could cause us to loose  substantial  revenues  and to fail to reach its financial potential over the long term.

Our Business is Highly Competitive

   Medical  Information  Software.  Competition can be expected to emerge from established  healthcare  information  vendors and  established or new Internet related  vendors.  The most likely  competitors  are companies with a focus on clinical  information  systems and  enterprises  with an Internet  commerce or electronic  network  focus.  Many of these  competitors  will  have  access to substantially  greater  amounts of capital  resources  than we have access to,
for  the  financing  of  technical,   manufacturing  and  marketing   efforts.
Frequently,  these  competitors  will have  affiliations  with  major  medical product companies or software developers,  who will assist in the financing of such  competitor's  product  development.  We will  seek to raise  capital  to develop  Cymedix  products  in a  timely  manner,  however,  so  long  as  our operations  remain  underfunded,  as they now are, we will be at a competitive disadvantage.

   Software  Development  Personnel.  The  success of the  development  of our
Cymedix  software is dependent to a significant  degree on our key  management and  technical  personnel.  We believe  that our success will also depend upon our ability to attract, motivate and retain highly skilled,  managerial, sales and marketing,  and technical  personnel,  including software  programmers and systems  architects  skilled in the  computer  languages  in which our Cymedix
products  operate.   Competition  for  such  personnel  in  the  software  and
information  services  industries is intense.  The loss of key  personnel,  or the  inability to hire or retain  qualified  personnel,  could have a material
adverse  effect  on  our  results  of  operations,   financial   condition  or
business.

Securities Law Issues

   We have raised  substantial  amounts of capital in private  placements from time to time.  The  securities  offered in such  private  placements  were not registered with the Securities and Exchange  Commission or any state agency in
reliance  upon   exemptions   from  such   registration   requirements.   Such
exemptions are highly  technical in nature and if we  inadvertently  failed to comply with the  requirements of any of such exemptive  provisions,  investors would have the right to rescind  their  purchase of our  securities or sue for damages.  If one or more investors were to  successfully  seek such rescission or institute such suit, Medix could face severe  financial  demands that could material and adversely affect our financial position.

Impact of Shares Eligible for Future Sale

   As  of  March  15,  2001,  we  had   48,406,664   shares  of  common  stock
outstanding.  As of that date,  approximately  20,641,895 shares were issuable upon the exercise of outstanding  options,  warrants or other rights,  and the conversion  of  preferred  stock.  Most of these  shares  will be  immediately saleable  upon exercise or conversion  under  registration  statements we have filed with the U.S.  Securities  and  Exchange  Commission  (the  "SEC").  The
exercise  prices of options,  warrants or other rights to acquire common stock presently  outstanding  range from $0.19 per share to $4.97 per share.  During the respective  terms of the outstanding  options,  warrants,  preferred stock and  other  outstanding  derivative  securities,  the  holders  are  given the opportunity  to profit  from a rise in the market  price of the common  stock, and the exercise of any options,  warrants or other rights may dilute the book value per share of the common stock and put downward  pressure on the price of the common stock.  The  existence of the options,  conversion  rights,  or any outstanding  warrants  may  adversely  affect the terms on which we may obtain additional  equity  financing.  Moreover,  the holders of such  securities are likely to  exercise  their  rights to acquire  common  stock at a time when we would  otherwise be able to obtain  capital on terms more favorable than could be obtained through the exercise or conversion of such securities.

Volatility of Our Stock Price

    Historically,   our  common  stock  has  experienced   significant   price
fluctuations.  This has been caused by factors such as:
o     negative  announcements  by our company or others,  particularly  in the technology sector;
o     regulatory,  legislative or other developments  affecting our company or the health care industry generally;
o     conversion of our preferred stock into common stock at conversion  rates based on current  market  prices of our common  stock and exercise of options and warrants at below current market prices; and
o     market  conditions  specific to technology and internet  companies,  the health care industry and general market conditions.

    In addition, in recent years the stock market has experienced  significant price and volume fluctuations.  These fluctuations,  which are often unrelated to the operating  performance  of specific  companies,  have had a substantial effect on the market  price for many health care  related  companies.  Factors such as those cited above,  as well as other  factors that may be unrelated to our operating performance  may adversely affect the price of our common stock.

Application of Penny Stock Rules to Our Common Stock

    Trading of our common  stock may be subject to the penny stock rules under the  Securities  Exchange Act of 1934,  as amended,  unless an exemption  from such rules is  available.  Broker-dealers  making a market in our common stock will be required to provide disclosure to their customers  regarding the risks associated  with our common  stock,  the  suitability  for the  customer of an investment  in our  common  stock,  the  duties  of the  broker-dealer  to the customer and  information  regarding  bid and ask prices for our common stock, and the amount and description of any  compensation  the  broker-dealer  would
receive  in  connection   with  a  transaction   in  our  common  stock.   The
application  of these rules will likely result in fewer market makers making a market of our common stock and further  restrict  the  liquidity of our common stock.

Absence of Common Stock Dividends

    We have  not had  earnings,  but if  earnings  were  available,  it is our general  policy to retain any  earnings for use in our  operation.  Therefore, we do not  anticipate  paying any cash  dividends  on our common  stock in the foreseeable  future.  Any payment of cash dividends on our common stock in the future will be dependent upon our financial condition,  results of operations, current and anticipated  cash  requirements,  plans for expansion,  as well as other factors that the Board of Directors deems  relevant.  We anticipate that our future  financing  agreements  will  prohibit  the payment of common stock dividends without the prior written consent of our lender(s).

                                   THE COMPANY

   Medix  Resources,  Inc.,  a  Colorado  corporation,  sold its  supplemental
staffing  business,   which  operated  under  the  tradenames  "National  Care
Resources"  and  "TherAmerica"  on  February  19,  2000,  and now  principally
develops   software  for   Internet-based   communications   and   information
management   for  medical   service   providers,   through  its   wholly-owned
subsidiary, Cymedix Lynx Corporation.

   We  acquired  Cymedix  in  January  of  1998.   Cymedix  has  developed  an
Internet-based  communications and information  management  product,  which we began  marketing to medical  professionals  nationwide.  Growth of the medical information  management  marketplace  is  being  driven  by the  need to share significant  amounts of clinical and patient  information  between physicians,
their  outpatient  service  providers,   hospitals,  insurance  companies  and
managed  care  organizations.  This  market  is  one  of  the  fastest-growing sectors in healthcare today,  commanding a projected two-thirds of health care capital  investments.  The Cymedix(R)software  contains patented elements that can be used to develop  secure medical  communications  products that make use of the  Internet.  Using  the  Cymedix  software,  medical  professionals  can order,  prescribe and access medical  information from insurance companies and managed  care  organizations,  as well as from  any  participating  outpatient
service  provider  such  as  a  laboratory,   radiology  center,  pharmacy  or
hospital.  We will provide the software at minimal  charges to physicians  and clinics,  and will  collect  user fees  whenever  these  products  are used to
provide  services  on  the  Internet.   The  products'   relational   database
technology will provide  physicians  with a permanent,  ongoing record of each patient's  name,  address,  insurance  or managed care  affiliation,  referral status,  medical  history,  personalized  notes  and an  audit  trail  of past
encounters.   Physicians  will  be  able  to   electronically   order  medical
procedures,  receive and store test results,  check patient eligibility,  make medical referrals, request authorizations,  and report financial and encounter information in a cost-effective, secure and timely manner.

   Our principal  executive office is located at 305 Madison Ave., Suite 2033,
New  York,  NY  10165,  and  its  telephone  number  is  (212)  697-2509.  Our principal  administrative  office is at 7100 East  Belleview  Ave.,  Greenwood
Village,  CO 80111, and its telephone number is  (303) 741-2045.  We also have offices in California, Georgia and New Jersey.

                                 USE OF PROCEEDS

   The net  proceeds  from the sale of shares  will be received by the selling shareholders.  Medix will not  receive  any of the  proceeds  from any sale of the  shares by the  selling  shareholders.  However,  Medix will  receive  the proceeds  from the exercise of any warrants or options to obtain the shares to be sold hereunder.

                              SELLING SHAREHOLDERS

   The table below sets forth the original information, with respect to the selling shareholders, including names, holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account, and the number and percentage of shares of common stock to be owned by the selling shareholders immediately following the sale of the shares, assuming all of the offered shares are sold.

                                  Shares of                   Shares of Common
                                 Common Stock   Shares of        Stock to be
                                 Beneficially    Common    Beneficially Owned After
                                    Owned        Stock          the Offering
                                  Before the     Being     ------------------------
                                   Offering     Offered       Number     Percentage
                                 ------------ ----------   -----------  -----------

Ananian, Fred .................      88,000      60,000      28,000          *%
Banov, Robert .................     200,000     200,000           0           0%
Baron, Eric ...................     128,000     128,000           0           0%
Baron, Eugene .................     124,000     124,000           0           0%
Bergquist, Dennis & Leslie ....     200,000     200,000           0           0%
Bernabei, John ................     125,000     125,000           0           0%
Black Hills Investment ........     560,000     560,000           0           0%
Corporation
Blank, Michael ................     100,000     100,000           0           0%
Brock, David ..................     125,000     125,000           0           0%
Brown, Lisa Dake ..............     200,000     200,000           0           0%
Cadence Capital Corporation ...   1,500,000   1,500,000           0           0%
Carl Fricke Trust .............      80,000      80,000           0           0%
Cohen, Darryl .................     520,000     500,000      20,000           *
Colwell, John .................     110,000     100,000      10,000           *
Counterpoint Capital ..........     400,000     400,000           0           0%
Management, L.L.C .............
Counterpoint Master, L.L.C ....     700,000     700,000           0           0%
Dimare, Marcy .................      60,000      40,000      20,000           *
Duck Partners .................     400,000     400,000           0           0%
Elmes, Tim & Tristina, JTWROS ..     40,000      40,000           0           0%
Frigg Ltd. ....................     200,000     200,000           0           0%
Hackett, D. Kim ...............      40,000      40,000           0           0%
Harmonic Money Purchase .......     100,000     100,000           0           0%
Pension Plan
Harris, Robert ................      24,000      24,000           0           0%
Higgins, Nicola ...............      40,000      40,000           0           0%
Hoffman, Craig ................     100,000     100,000           0           0%
Kaufman, Peter ................     200,000     200,000           0           0%
Klem, Michael .................      20,000      20,000           0           0%
Knepper, Michael ..............      60,000      60,000           0           0%
Lane, John ....................     550,000     200,000     350,000          *%
Laura Huberfeld/Naomi Bodner ..   1,200,000   1,200,000           0           0%
Partnership
Lyons, William ................     250,000     250,000           0           0%
Martineau, Steven .............      50,000      50,000           0           0%
McCullogh, Robert .............     250,000     250,000           0           0%
McKenzie Webster Limited ......     972,000     292,000     680,000         1.4%
Millenco, LP ..................     520,000     520,000           0           0%
Neiman, Brian .................      40,000      40,000           0           0%
Oberrotman, Alain .............     100,000     100,000           0           0%
Peterson, James P .............     160,000     160,000           0           0%
Prufeta, John .................   1,623,000     500,000   1,123,000         2.2%
Richard B & Jacqueline M ......     520,000     520,000           0           0%
Wasson TTEES FBO Wasson
Family Trust
Rockwell Investment LTD .......     100,000     100,000           0           0%
Smokowski, Kevin ..............     250,000     250,000           0           0%
Stone, Jay ....................     123,000     100,000      23,000           *
Stone, Kendall ................     123,000     100,000      23,000           *
Weatherford, Randy ............     100,000     100,000           0           0%
                                  ---------   ---------   ---------

      Total
                                 13,375,000  11,098,000   2,277,000

    *  less than 1%

Relationship Between Medix and the Selling Shareholders

   The selling shareholders have or will acquire the shares of common stock indicated above in one of the following ways: (i) upon the conversion of preferred stock and debt securities issued by us, (ii) upon the exercise of warrants issued with such preferred stock and debt securities, and (iii) upon the exercise of warrants issued to a creditor, and (iv) upon the exercise of options issued to a consultant.

   Of the shares of Common Stock offered by this Prospectus, 1,500,000 shares have been issued in connection with the Company's Series A Units, each of which consisted of one share of the Company's 1999 Series A Convertible
Preferred Stock (the "Series A Preferred") and one thousand Common Stock
Warrants.  The Series A Preferred was convertible into common stock at a price of $0.25 per share from through March 1, 2003.  Each Warrant entitled the holder to purchase one share of common stock at $1.00 through October 1,
2000.

   An additional 7,328,000 shares offered by this Prospectus have been or will be issued in connection with the Company's  Series B Units, each of which consists of one share of the Company's 1999 Series B Convertible
Preferred Stock (the "Series B Preferred") and two thousand Common Stock
Warrants.  The Series B Preferred is convertible into common stock at a price of $0.50 per share through October 1, 2003.  Each Warrant entitles the holder to purchase one share of Common Stock at $0.50 through October 1, 2002.

   An additional  1,500,000 shares offered by this Prospectus have been issued in connection  with  convertible  debt and a Common Stock Warrant  issued to a creditor  of the  Company.  The  debt  was  converted  at  $.50.  The  Warrant entitled  the holder to purchase  500,000  shares of Common Stock at $0.50 per share through September 27, 2002.

                            DESCRIPTION OF SECURITIES

   Our authorized  capital consists of 100,000,000 shares of common stock, par value $.001 per share,  and 2,500,000  shares of preferred  stock. As of March
15, 2001, we had  outstanding  48,406,664  shares of common stock,  1 share of
1996  Preferred  Stock,  50 shares of 1999  Series B  Preferred  Stock and 375 shares of 1999 Series C Preferred  Stock.  As of such date,  our common  stock was held of record by  approximately  375  persons and  beneficially  owned by approximately 4,000 persons.

Common Stock

    Each share of common  stock is  entitled  to one vote at all  meetings  of shareholders.  Shareholders  are  not  permitted  to  cumulate  votes  in  the election  of  directors.  Currently,  the Board of  Directors  consists of six directors,  who serve for  staggered  terms of three years,  with at least two directors  elected at every  annual  meeting.  All shares of common  stock are equal to each other with respect to  liquidation  rights and dividend  rights.
There are no preemptive  rights to purchase any  additional  common stock.  In the event of liquidation,  dissolution or winding up of Medix,  holders of the common  stock  will be  entitled  to receive on a pro rata basis all assets of
Medix remaining  after  satisfaction of all liabilities and preferences of the outstanding  preferred stock.  The outstanding  shares of common stock and the shares of common stock  issuable  upon  conversion  or exercise of  derivative securities are or will be, as the case may be, duly and validly issued,  fully paid and non-assessable.

Transfer Agent and Registrar

   We have  retained  Computershare  Trust  Company,  Inc.,  12039 W.  Alameda
Parkway, Suite Z-2, Lakewood,  Colorado 80228, as Transfer Agent and Registrar
for the our common stock, (303) 986-5400.

                              PLAN OF DISTRIBUTION

   The selling shareholders and any of their pledgees,  donees,  assignees and successors-in-interest  may,  from  time to  time,  sell  any or all of  their shares of Common Stock on any stock  exchange,  market or trading  facility on which  the  shares  are  traded.  These  sales  may be at fixed or  negotiated prices.  The  selling  shareholders  may use any one or more of the  following methods when selling shares:

-   ordinary   brokerage   transactions   and   transactions   in  which   the
    broker-dealer solicits purchasers;

-  block  trades  in  which  the  broker-dealer   will  attempt  to  sell  the
   shares  as agent  but may  position  and  resell a  portion of the block as principal to facilitate the transaction;

-   purchases   by  a   broker-dealer   as   principal   and   resale  by  the
    broker-dealer for its account;

-   an  exchange   distribution   in   accordance   with  the   rules  of  the
    applicable exchange;

-   privately negotiated transactions;

-   short sales;

-   broker-dealers   may  agree  with  the  selling   shareholders  to  sell a
    specified number of such shares at a stipulated price per share;

-   a combination of any such methods of sale; and

-   any other method permitted pursuant to applicable law.

   The  selling  shareholders  may also sell  shares  under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

   The selling  shareholders  may also engage in short sales  against the box, puts and  calls  and  other  transactions  in  securities  of the  Company  or
derivatives  of  Company   securities  and  may  sell  or  deliver  shares  in
connection  with these  trades.  The  selling  shareholders  may pledge  their shares to their  brokers under the margin  provisions of customer  agreements.
If a Selling Stockholder  defaults on a margin loan, the broker may, from time to time,  offer and sell the pledged  shares.  The selling  shareholders  have
advised  the  Company  that  they  have  not  entered  into  any   agreements,
understandings   or  arrangements  with  any  underwriters  or  broker-dealers regarding  the sale of their  shares  other  than  ordinary  course  brokerage arrangements,  nor is there an  underwriter or  coordinating  broker acting in connection with the proposed sale of shares by the selling shareholders.

   Broker-dealers  engaged by the selling  shareholders  may arrange for other
brokers-dealers   to   participate  in  sales.   Broker-dealers   may  receive
commissions   or  discounts  from  the  selling   shareholders   (or,  if  any
broker-dealer  acts as agent for the purchaser of shares,  from the purchaser)
in amounts to be  negotiated.  The selling  shareholders  do not expect  these commissions  and  discounts  to  exceed  what is  customary  in the  types  of transactions involved.

   The  selling  shareholders  and  any  broker-dealers  or  agents  that  are involved in selling the shares may be deemed to be  "underwriters"  within the meaning of the  Securities Act in connection  with such sales.  In such event, any commissions  received by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them may be deemed to be  underwriting commissions or discounts under the Securities Act.

   The  Company  is  required  to pay all fees and  expenses  incident  to the registration  of the shares,  including fees and  disbursements  of counsel to certain of the selling  shareholders.  Otherwise,  all discounts,  commissions or fees  incurred  in  connection  with the sale of the common  stock  offered hereby  will be paid by the  selling  shareholders.  The Company has agreed to indemnify the certain selling  shareholders  against  certain losses,  claims, damages and liabilities, including liabilities under the Securities Act.

   Upon the Company being notified by a Selling  Stockholder that any material arrangement has been entered into with a broker-dealer  for the sale of shares through a block trade,  special offering,  exchange  distribution or secondary distribution  or a  purchase  by a broker  or  dealer,  a  supplement  to this prospectus  will be filed,  if  required,  pursuant to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such Selling  Stockholder and of the  participating  broker-dealer(s),  (ii) the number of shares  involved,
(iii) the price at which such shares were sold, (iv) the  commissions  paid or discounts or concessions allowed to such  broker-dealer(s),  where applicable,
(v) that such  broker-dealer(s)  did not conduct any  investigation  to verify the information set out or incorporated by reference in this  prospectus,  and
(vi) other facts material to the transaction.

   In  order  to  comply  with  the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such jurisdictions,  if required, only through  registered or licensed  brokers or dealers.  In addition,  in certain states the shares may not be sold  unless the Shares have been  registered  or qualified  for  sale  in such  state  or an  exemption  from  registration  or qualification is available and complied with.

   The   Company   has   advised   the   selling    shareholders    that   the
anti-manipulative  provisions of  Regulation M promulgated  under the Exchange
Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article 109 of the Colorado  Business  Corporation Act generally  provides that  Medix may  indemnify  its  directors,  officers,  employees  and  agents
against   liabilities  in  any  action,  suit  or  proceeding  whether  civil, criminal,  administrative  or investigative  and whether formal or informal (a
"Proceeding"),  by  reason  of  being  or  having  been a  director,  officer, employee,  fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct,  in his official  capacity,  was in the best interests of Medix (or, with respect to employee  benefit  plans,  was in the best interests of the  participants  of the plan),  and in all other cases that his conduct was at least not opposed to Medix's  best  interests.  In the case of a criminal proceeding,  the director,  officer, employee or agent must have had no reasonable  cause to believe that his conduct was unlawful.  Under
Colorado Law, Medix may not indemnify a director,  officer,  employee or agent in  connection  with a proceeding  by or in the right of Medix if the director is  adjudged  liable  to Medix,  or in a  proceeding  in which the  directors, officer employee or agent is adjudged liable for an improper personal benefit.

    Our  Articles  of  Incorporation  provide  that  we  shall  indemnify  its directors, and officers,  employees and agents to the extent and in the manner permitted by the  provisions of the laws of the State of Colorado,  as amended from time to time, subject to any permissible  expansion or limitation of such indemnification,  as may be set  forth  in  any  shareholders'  or  directors'
resolution or by contract.

    Insofar as  indemnification  for  liabilities  under the Securities Act of
1933,  as amended (the  "Securities  Act"),  may be  permitted  to  directors, officers or persons  controlling  Medix pursuant to the foregoing  provisions,
Medix  has  been  informed  that  in  the  opinion  of  the  Commission,  such indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

    We are a  reporting  company and file our  annual,  quarterly  and current reports,  proxy  material  and  other  information  with  the  Securities  and
Exchange   Commission.   Reports,   proxy  statements  and  other  information
concerning  Medix filed with the Commission may be inspected and copied at the public  reference  facilities  maintained  by the  Commission at its office at
Room 1024, 450 Fifth Street, N.W.,  Washington,  D.C. 20549, as well as at the
Regional  Offices of the  Commission  at  Citicorp  Center,  300 West  Madison
Street,  Chicago,  Illinois 60661 and Seven World Trade Center,  New York, New
York  10048.  Copies  of  such  material  can  be  obtained  from  the  Public
Reference  Section of the  Commission at 450 Fifth Street,  N.W.,  Washington,
D.C.  20549,  at prescribed  rates.  Our SEC filings are also available at the
SEC's Website at "http:\\www.sec.gov".

    We have filed a  registration  statement  under the  Securities  Act, with
respect  to  the  securities   offered  pursuant  to  this  Prospectus.   This
Prospectus  does  not  contain  all  of  the  information  set  forth  in  the registration statement,  certain parts of which are omitted in accordance with the  rules  and  regulations  of  the  Commission.  For  further  information, reference is made to the  registration  statement and the exhibits  filed as a part  thereof,  which may be found at the  locations  and Website  referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows us to "incorporate by reference"  information  that we file with them,  which means that we can disclose  important  information to you by referring  you to the  documents  filed by us with the SEC that  contains that information.  The  information  incorporated by reference is an important part of this  Prospectus,  and the information  that we file with the SEC after the
date  of  this  Prospectus  will   automatically   update  and  supercede  the
information  contained in this  Prospectus or  incorporated  by reference into this  Prospectus.  We hereby  incorporate  by reference the  documents  listed below and any future  filing we will make with the SEC under  Sections  13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a)   a copy of our Annual  Report on Form  10-KSB  for the fiscal  year ended
            December 31, 2000.

    All reports  filed  pursuant to Section 13(a) or 15(d) of the Exchange Act since  the end of the  fiscal  year  referred  to in item (a)  above  shall be deemed  to be  incorporated  herein  by  reference  and to be a part  of  this
Prospectus.  All documents filed by us pursuant to Sections  13(a),  13(c), 14 or 15(d) of the Exchange Act,  subsequent to the date of this  Prospectus  and prior to the  termination of the offering,  shall be deemed to be incorporated by reference into this  Prospectus and to be a part hereof from the respective dates of such filings.  Any statement contained in a document  incorporated or deemed to be  incorporated  by reference in this  Prospectus,  or made herein, shall be deemed to be modified or superseded  for purposes of this  Prospectus to the extent that a statement  contained herein or in any subsequently  filed document,  which also is or is deemed to be incorporated by reference  herein,
modifies  or  supersedes  such   statement.   Any  statement  so  modified  or
superseded  shall not be  deemed,  except as so  modified  or  superseded,  to constitute a part of this Prospectus.

    We will  provide  without  charge  to each  person  to whom a copy of this
Prospectus is delivered,  upon oral or written  request of any such person,  a copy of any or all of the documents  incorporated  herein by reference,  other than the exhibits to such  documents  (unless such  exhibits are  specifically
incorporated   by  reference  into  the   information   that  this  Prospectus
incorporates).  Requests should be directed to Investor Relations  Department,
Medix  Resources,  Inc.,  7100  E.  Belleview  Avenue,  Suite  301,  Greenwood
Village, Colorado 80111, telephone (303) 741-2045.

                                  LEGAL MATTERS

     The validity of the shares  offered hereby is being passed upon for us by
Lyle B.  Stewart,  Esq.  our General  Counsel.  Mr.  Stewart or an  affiliated entity has been  granted  options to purchase  25,000  shares of Medix  common stock at an exercise price of $0.26 per share,  which are totally vested,  and options to purchase  150,000 shares of Medix common stock at an exercise price of $3.38 per share,  of which  options  covering  87,500  shares have  vested, under our 1999 Stock Option Plan.

                                     EXPERTS

    The  consolidated  financial  statements of Medix as of December 31, 2000, and for each of the two years in the period ended December 31,  2000 appearing in our 2000  Form 10-KSB have been audited by Ehrhardt Keefe Steiner & Hottman
P.C.,  independent  auditors, as stated in their report appearing therein, and have been  incorporated  herein by  reference  in reliance  upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 14.  Other Expenses of Issuance and Distribution.

    The  following is a list of the  estimated  expenses to be incurred by the
Registrant  in  connection  with the issuance and  distribution  of the Shares being registered hereby.

SEC Registration Fee.............................  $ 1,270
Blue Sky Filing Fees and Expenses................    2,000*
Accountants' Fees and Expenses ..................    2,000*
Legal Fees and Expenses..........................    5,000*
Miscellaneous ...................................        0*
                                                   -------
TOTAL............................................  $10,270

--------------------
    *  Estimated, subject to change.

            The  Company   will  bear  all  of  the  above   expenses  of  the
registration of the Shares.

Item 15.  Indemnification of Directors and Officers.

            See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the Prospectus.

Item 16.  Exhibits.

Exhibit
Number            Description
-------           -----------

5.1               Opinion of Lyle B. Stewart, Esq*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq. (included in Exhibit 5.1)*

24.               Power of Attorney (included on signature page)
---------
* Previously filed

Item 17.  Undertakings.

     A. The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933, as amended (the "Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the  Registration  Statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  and of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than
          20 percent change in the maximum aggregate offering price set forth in
          the   "Calculation  of  Registration   Fee"  table  in  the  effective
          registration statement.

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  Registration
          Statement  or  any  material   change  to  such   information  in  the
          Registration Statement;

            provided,  however,  that  paragraphs  (A)(1)(i) and (A)(1)(ii) do not apply if the Registration  Statement is on Form S-3, Form S-8 or Form F-3,
and the information  required to be included in a post-effective  amendment by those  paragraphs is contained in periodic  reports filed with or furnished to the Securities and Exchange  Commission (the  "Commission")  by the Registrant
pursuant  to Section 13 or Section  15(d) of the  Securities  Exchange  Act of
1934, as amended (the "Exchange  Act"),  that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining  any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

               B. Insofar as indemnification  for liabilities  arising under the
          Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
          Registrant has been advised that in the opinion of the Commission such indemnification  is against  public policy as expressed in the Act and
          is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
          indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the Registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant  will,  unless in the opinion of its counsel the matter has  been  settled  by  controlling  precedent,  submit  to a court of appropriate  jurisdiction the question whether such indemnification by it is  against  public  policy  as  expressed  in the Act and  will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities Act of 1933, the registrant  certifies that it has reasonable  grounds to believe that it meets all of the  requirements  for  filing  on Form  S-3 and has duly  caused  this
Post-Effective  Amendment  to the  Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in New York, New York on March 22, 2001.

                                    MEDIX RESOURCES, INC.

                                    By /s/John R. Prufeta
                                       John R. Prufeta,
                                       President and CEO

            Pursuant to the  requirements  of the Securities Act of 1933, this
Registration  Statement has been signed below by the following  persons in the capacities and on the dates indicated.

            Each  person  whose  signature  appears  below in so signing  also makes,  constitutes  and appoints John R. Prufeta and Gary L. smith,  and each of them,  his or her true and  lawful  attorney-in-fact,  with  full  power of substitution,  for him in any and all  capacities,  to execute and cause to be filed with the Securities  and Exchange  Commission any and all amendments and post-effective  amendments  to  this  Registration  Statement,  with  exhibits thereto and other documents in connection  therewith,  and hereby ratifies and confirms all that said  attorney-in-fact  or his substitute or substitutes may do or cause to be done by virtue hereof.

       Signature                          Title                   Date
       ---------                          -----                   ----

 /s/John R. Prufeta            President, Chief Executive     March 22, 2001
    John R. Prufeta            Officer and Director
                               (Principal Executive
                               Officer)

/s/Gary L. Smith               Executive Vice President       March 22, 2001
   Gary L. Smith               and Chief Financial
                               Officer (Principal
                               Financial and Accounting
                               Officer)

/s/David B. Skinner            Director                       March 22, 2001
  David B. Skinner             Director

/s/John  T. Lane               Director                       March 22, 2001
   John T. Lane

 /s/Samuel H. Havens           Director                       March 22, 2001
    Samuel H. Havens

 /s/Joan E.. Herman            Director                       March 22, 2001
     Joan E. Herman

                                  EXHIBIT INDEX

Exhibit
Number                  Description
------                  -----------

  5.1                  Opinion of Lyle B. Stewart, Esq.*

 23.1                  Consent of Ehrhardt Keefe Steiner & Hottman P.C.

 23.2                  Consent of Lyle B. Stewart, Esq.*
                       (included in Exhibit 5.1)

 24.                   Power of Attorney (included on signature page)
----------
*Previously filed